UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (877) 848-8430

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On March 4, 2021, the Company’s Chinese subsidiary, Venus Concept (Shanghai) Co., Ltd. (“Venus Concept China”) received a Notice of Administrative Punishment Hearing (the “Notice”) from the Market Supervision and Administration Bureau of Xuhui District, Shanghai (the “XMSA”) relating to the XMSA’s administrative investigation into Venus Concept China’s sale of the Venus Versa device from September 2018 to April 2019. Among other things, the Notice proposed an administrative monetary penalty of RMB 975,820.29 (approximately $150,000.00 USD) and provided Venus Concept China a period of three business days within which to exercise its right of defence. On March 8, 2021, Venus Concept China informed the XMSA that it would waive its right of defence and accept the proposed penalty.

On March 19, 2021, the Company and Venus Concept China received the final administrative penalty decision and payment instruction from the XMSA. Payment of the penalty was made by Venus Concept China on March 19, 2021. This matter is now resolved and closed by the XMSA.

For additional information on the litigation, see "Part II. Item 1. Legal Proceedings" in the Company’s Quarterly Report for the period ended September 30, 2020.

The information in this Item 8.01 (i) shall not be deemed “filed” for any purpose; and (ii) shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: March 22, 2021	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer